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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, as it relates to Interstate Power Company, dated January 28, 2000, except for Note 15, as to which the date is November 29, 2000 included in IES Utilities Inc.'s Form S-4/A Registration Statement File No. 333-53846, filed with the SEC on February 12, 2001 and to all references to our Firm included in this registration statement.


/s/  ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
Milwaukee, Wisconsin

March 1, 2001